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NOTICE:  CONSULT YOUR TAX ADVISOR  PRIOR TO REQUESTING  THE BENEFIT.  RECEIPT OF
BENEFITS UNDER THIS ENDORSEMENT MAY BE SUBJECT TO AN IRS 10% PENALTY TAX IN ADDITION TO ANY INCOME TAX THAT MAY BE DUE.


                      WITHDRAWAL CHARGE WAIVER ENDORSEMENT


ENDORSEMENT

     This endorsement is attached to and made part of this Contract as of (1) its Issue Date; or (2) if later, the date shown below. The Contract is changed by adding the following:

WAIVER OF WITHDRAWAL CHARGES

     The Company will waive the Withdrawal Charge on any full or partial Withdrawal of Contract Value if: (1) the Owner has been confined to a
     "Hospital" or "Qualified Skilled Nursing Facility" for at least 30 consecutive days immediately prior to the date of such Withdrawal and is so confined when the request to withdraw is received by the Company; (2) such confinement began after the Issue Date; and (3) the request to withdraw is received along with: (a) a properly completed claim form; and (b) a written statement by a licensed physician that certifies such confinement is a medical necessity and is due to illness or infirmity. Such written statement must be approved by the Company.

     The Company reserves the right to have the Owner examined by a physician of the Company's choice and at the Company's expense to determine if the Owner is eligible for the Withdrawal Charge Waiver. The Company reserves the right to require the claim form and written statement described in 3(a) and
     (b) above with each request to withdraw.

DEFINITIONS

     A "Hospital" is: (1) an institution that is licensed as such by the Joint Commission of Accreditation of Hospitals; or (2) any lawfully operated institution that provides: (a) in-patient treatment of sick and injured persons through medical, diagnostic and surgical facilities directed by a staff of physicians; and (b) 24 hour nursing services. A "Qualified Skilled Nursing Facility" must be licensed by the state to provide, on a daily basis, convalescent or chronic care for in-patients who, by reason of illness or infirmity, are not able to care for themselves.


                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

                                         ROGER K. VIOLA
                                         Secretary


--------------------------
Endorsement Effective Date
(If Other Than Issue Date)

V 6053 (10-97)                                                          SP 60531